UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 10, 2011

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

On June 10, 2011, Florida Power & Light Company (FPL) sold $250 million principal amount of its First Mortgage Bonds, 5.125% Series due June 1, 2041 (Bonds).  The Bonds were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08 (Registration Statement).

On June 10, 2011, NextEra Energy Capital Holdings, Inc. (Capital Holdings), a wholly-owned subsidiary of NextEra Energy, Inc. (NextEra Energy), sold $400 million principal amount of its Debentures, 4.50% Series due June 1, 2021 (Debentures), which Debentures are guaranteed by NextEra Energy.  The Debentures were registered under the Securities Act of 1933 pursuant to the Registration Statement.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sales of the Bonds and the Debentures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description	NextEra Energy	FPL
4(a)	One Hundred Seventeenth Supplemental Indenture dated as of June 1, 2011 between FPL and Deutsche Bank Trust Company Americas, Trustee	x	x
4(b)	Officer's Certificate of Capital Holdings, dated June 10, 2011, creating the Debentures	x
5(a)	Opinion and Consent, dated June 10, 2011, of Squire, Sanders & Dempsey (US) LLP, counsel to FPL, with respect to the Bonds	x	x
5(b)	Opinion and Consent, dated June 10, 2011, of Morgan, Lewis & Bockius LLP, counsel to FPL, with respect to the Bonds	x	x
5(c)	Opinion and Consent, dated June 10, 2011, of Squire, Sanders & Dempsey (US) LLP, counsel to NextEra Energy and Capital Holdings, with respect to the Debentures	x
5(d)	Opinion and Consent, dated June 10, 2011, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy and Capital Holdings, with respect to the Debentures	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
 (Registrant)

Date:  June 10, 2011

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President, Controller and Chief Accounting Officer of Florida Power & Light Company